Exhibit 10.2

TREDEGAR CORPORATION

NOTICE OF STOCK AWARD

You have been granted the following Stock Award by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation (“Tredegar”):

Name of Participant:	[____________________]

Date of Grant:	[___________ __, 2015]

Number of Shares:	[Number]

Vesting:	100% as of [___________ __, 2017]

Expiration Date:	None.

Transferability:	As provided in the attached Stock Award Terms and Conditions.

In addition to the foregoing terms, your Stock Award is subject to all of the terms and conditions contained in the attached Stock Award Terms and Conditions which are incorporated in this Notice of Stock Award by this reference. If any provision of this Notice of Stock Award is inconsistent with the aforementioned Stock Award Terms and Conditions, the Stock Award Terms and Conditions will control.

Please acknowledge your acceptance of this Stock Award and the attached Stock Award Terms and Conditions by signing and returning one copy of this Notice of Stock Award to Pat Thomas, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

TREDEGAR CORPORATION

By:

Participant

Date:

TREDEGAR CORPORATION

STOCK AWARD TERMS AND CONDITIONS

THESE STOCK AWARD TERMS AND CONDITIONS (“Terms and Conditions”) effective as of the ____ day of _____________, 2015, govern the Stock Award made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Award to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to Participant. All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

1.           Grant of Stock Award. In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the number of shares of Common Stock specified in the Grant Notice (the “Shares”). Subject to Section 2, the Shares shall be issued by the Company and registered in the name of the Participant on the stock transfer books of the Company.

2.           Terms and Conditions. The Shares are subject to the following additional terms and conditions:

(a)           Rights as a Shareholder. Upon the issuance of the Shares, the Participant shall be entitled to vote the Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends. Stock received as a dividend on, or in connection with a stock split of, the Shares shall be subject to the same restrictions as the Shares. The Participant’s right to receive any extraordinary dividends or other distributions with respect to the Shares prior to their becoming vested and nonforfeitable (“Vested”) shall be at the sole discretion of the Committee, but in the event of any such extraordinary event, the Committee shall take action appropriate to preserve the value of, and prevent the unintended enhancement of, the Shares.

As soon as practicable after the Vested Shares become transferable in accordance with paragraph (e), the Participant’s rights in the Shares shall not be restricted.

(b)           Vesting. Subject to the provisions of Sections 3, 4, 5 and 6, the Shares shall become Vested on the third anniversary of the Date of Grant.

(c)           Nontransferability. Shares that are not Vested are nontransferable. Vested shares may be transferred on and after the date prescribed in paragraph (e).

(d)           Grant of Stock Power. The Participant hereby appoints Patricia A. Thomas, or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the Shares if any of the Shares are forfeited.

(e)           Holding Requirement; Transfer Restriction. The “Net Vested Shares” may not be transferred until the earlier of (i) the sixth anniversary of the Date of Grant, (ii) a Control Change Date, (iii) the date of Participant’s death or (iv) the date of Participant’s Normal Retirement. For purposes of this Agreement, “Net Vested Shares” means the number of Shares that have become Vested minus the number of Shares, if any, surrendered by Participant or retained by the Company to satisfy tax withholding obligations in accordance with Section 8.

3.           Lapse of Restrictions in the Event of Death. The restrictions on the Shares shall lapse, i.e., the Shares shall be Vested and transferable, upon Participant’s death if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Participant’s death.

4.           Vesting Upon Permanent and Total Disability. The Shares shall be vested upon Participant’s termination of employment on account of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of termination on account of permanent and total disability (as previously defined).

5.           Effect of Other Terminations of Employment. Subject to the provisions of Sections 3, 4 and 6, and except to the extent that the Shares become vested and nonforfeitable under the Severance Agreement, Shares that have not become Vested on or before the date the Participant ceases to be employed by the Company or an Affiliate shall be forfeited.

6.           Qualifying Termination Following a Change of Control. Section 2.03(b) of the Severance Agreement shall not apply to this Stock Award. The restrictions on the Shares shall lapse, i.e., the Shares shall be vested and transferable, upon the Participant’s termination of employment with the Company and its Affiliates without Cause or the Participant’s resignation from employment with the Company and its Affiliates with Good Reason (each, a “Qualifying Termination”), in each case on or following the Control Change Date or during the ninety (90) day period preceding the Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of the Participant’s Qualifying Termination.

7.           Recoupment Policy. Participant acknowledges and agrees that the grant of this Stock Award and the Participant’s interest in the Shares are subject to the terms and conditions of the Company’s Executive Incentive-Based Compensation Recoupment Policy as in effect on the Date of Grant (the “Policy”). Participant also agrees that, notwithstanding any other provision of this Agreement, the Company is entitled to recover from the Participant all or part of any benefits or compensation received in connection with this Stock Award and the Shares (net of any income or employment taxes paid by the Participant on account of the vesting of the Stock Award or sale of the Shares, after giving effect to any tax benefit available to the Participant on account of the recoupment), that are subject to recoupment under the Policy. Participant acknowledges that a copy of the Policy has been made available to the Participant.

8.           Definitions. The following definitions shall apply to these Terms and Conditions:

(a)           Cause is defined in the Severance Agreement.

(b)           Control Change Date means the date on which a Change in Control (as defined below) occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

(c)           Change in Control is defined in the Company’s Amended and Restated 2004 Equity Incentive Plan, or any successor thereto.

(d)           Good Reason is defined in the Severance Agreement.

(e)           Normal Retirement means the voluntary separation by Participant from the employment of the Company or an Affiliate on or after the date Participant has reached age sixty-five.

(f)           Severance Agreement means the Amended and Restated Severance Agreement between the Company and the Participant, dated as of February 3, 2014, including any amendments thereto and any successor agreement that provides for the payment of severance benefits to the Participant.

9.           Withholding. The Participant shall pay the Company any amount of taxes as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions. In lieu thereof, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount required to be withheld. In any event, the Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required to be withheld. The Participant shall promptly notify the Company of any election made pursuant of Section 83(b) of the Code.

10.           No Right to Continued Employment. The award of the Shares does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

11.           Change in Capital Structure. The Shares shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.

12.           Governing Law. These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.

13.           Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern. All references herein to the Plan shall mean the plan as in effect on the Date of Grant.

14.           Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.

15.           Binding Effect. Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.